                                                                    EXHIBIT 20.3

                                      UCFC
                                UCFC Loan Trust
                                 Series 1996-A

                       Statement  To  Certificateholders

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Distribution Date:              November 15, 1996
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LOAN GROUP 1 PRINCIPAL BALANCE:                                 294,631,060.03
TOTAL PRINCIPAL:                                                  6,524,636.57
PREPAYMENTS:                                                      5,913,608.20
NET LIQUIDATION PROCEEDS:                                                 0.00
TOTAL INTEREST:                                                   1,650,080.32

LOAN GROUP 2 PRINCIPAL BALANCE:                                  91,889,415.86
TOTAL PRINCIPAL:                                                  1,806,560.23
PREPAYMENTS:                                                      1,735,850.44
NET LIQUIDATION PROCEEDS:                                                 0.00
TOTAL INTEREST:                                                     478,145.53


CLASS A-1 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-2 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-3 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-4 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-5 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-6 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-7 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-8 CARRY-FORWARD AMOUNT:                                           0.00
CLASS A-9 CARRY-FORWARD AMOUNT:                                           0.00

SUBSTITUTION AMOUNTS GROUP 1:                                             0.00
LOAN PURCHASE PRICES GROUP 1:                                             0.00

SUBSTITUTION AMOUNTS GROUP 2:                                             0.00
LOAN PURCHASE PRICES GROUP 2:                                             0.00

RESERVE ACCOUNT BALANCE:                                         23,190,487.74

INSURED PAYMENT GROUP 1:                                                  0.00
INSURED PAYMENT GROUP 2:                                                  0.00

SERVICING FEES DUE GROUP 1:                                         125,481.54
SERVICING FEES DUE GROUP 2:                                          40,341.32

GUARANTEE FEES DUE GROUP 1:                                               0.00
GUARANTEE FEES DUE GROUP 2:                                               0.00
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                                        (c)COPYRIGHT 1996 Bankers Trust Company

                                     UCFC
                               UCFC LOAN TRUST
                                SERIES 1996-A

                      STATEMENT  TO  CERTIFICATEHOLDERS


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Distribution Date:              November 15, 1996
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NET REALIZED LOSSES GROUP 1:                                                                                                   0.00
NET REALIZED LOSSES GROUP 2:                                                                                                   0.00


CUMULATIVE RESERVE ACCOUNT WITHDRAWALS:                                                                                        0.00

SUBORDINATED AMOUNT:                                                                                                  68,000,000.00



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DELINQUENT AND                                                                                                            LOANS
FORECLOSURE LOAN                                     30 TO 59        60 TO 89       90 AND OVER                            IN
INFORMATION                                            DAYS            DAYS            DAYS                            FORECLOSURE
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PRINCIPAL BALANCE - GROUP 1                        11,855,473.23    4,353,716.88    8,783,976.09                               0.00
NUMBER OF LOANS                                              283              95             183                                  0
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PRINCIPAL BALANCE - GROUP 2                         2,760,458.74    1,861,350.16    2,448,147.67                               0.00
NUMBER OF LOANS                                               45              25              29                                  0
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AGGREGATE PRINCIPAL  BALANCE                       14,615,931.97    6,215,067.04   11,232,123.76                               0.00
AGGREGATE NUMBER OF LOANS                                    328             120             212                                  0

Note: Quantity and Principal Balance of Foreclosures are Included in the Delinquency Figures.
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LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                                                                                         64
PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                                                          3,145,496.99

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                                                                                         12
PRINCIPAL BALANCE OF LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                                                            899,289.07

REO LOANS - GROUP 1:                                                                                                              5
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                                                                                185,540.84

REO LOANS - GROUP 2:                                                                                                              0
PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                                                                                      0.00

BOOK VALUE OF REO PROPERTY:                                                                                                    0.00
REO PROCEEDS:                                                                                                                  0.00

REO PROPERTY MATTERS:                                                                           (SEE ATTACHMENTS IF ANY)

OTHER FORECLOSURE INFORMATION:                                                                  (SEE ATTACHMENTS IF ANY)
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                                                                                            (c) COPYRIGHT 1996 Bankers Trust Company

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